Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No. 1 to Form S-1 on Registration Statement Form S-3 of our report dated March 18, 2005 relating to the financial statements which appear in ACADIA Pharmaceutical Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

June 1, 2005